UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

First Horizon National Corporation

(Exact name of registrant as specified in its charter)

TN (State of incorporation)	001-15185 (Commission File Number)	62-0803242 (I.R.S. Employer Identification No.)

165 Madison Avenue, Memphis, Tennessee 38103

(Address of principal executive offices) (Zip Code)

(901) 523-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FHN PR A	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series B	FHN PR B	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series C	FHN PR C	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series D	FHN PR D	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series E	FHN PR E	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective July 1, 2020, First Horizon National Corporation (“First Horizon”) completed its previously announced merger of equals (the “Merger”) with IBERIABANK Corporation (“IBKC”) pursuant to an Agreement and Plan of Merger, dated as of November 3, 2019 (the “Merger Agreement”). At the closing, IBKC merged with and into First Horizon, with First Horizon surviving the Merger.

Following the Merger, IBERIABANK, a subsidiary of IBKC, merged with and into First Horizon Bank, a subsidiary of First Horizon (the “Bank Merger”), with First Horizon Bank surviving the Bank Merger.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of IBKC (“IBKC Common Stock”) outstanding as of immediately prior to the Effective Time, other than certain shares held by IBKC or First Horizon, was converted into the right to receive 4.584 shares of common stock (the “Exchange Ratio”), par value $0.625 per share, of First Horizon (“First Horizon Common Stock”), plus, if applicable, cash in lieu of fractional shares of First Horizon Common Stock.

At the Effective Time, each outstanding share of 6.625% fixed-to-floating non-cumulative perpetual preferred stock, Series B, par value $1.00 per share, of IBKC (“IBKC Series B Preferred Stock”), 6.60% fixed-to-floating non-cumulative perpetual preferred stock, Series C, par value $1.00 per share, of IBKC (“IBKC Series C Preferred Stock”) and 6.100% fixed-to-floating non-cumulative perpetual preferred stock, Series D, par value $1.00 per share, of IBKC (“IBKC Series D Preferred Stock,” and together with the IBKC Series B Preferred Stock and IBKC Series C Preferred Stock, the “IBKC Preferred Stock”), was converted into the right to receive one share of an applicable newly issued series of First Horizon preferred stock, no par value, with terms that are the same as the terms of the applicable series of outstanding IBKC Preferred Stock (respectively, “First Horizon Series B Preferred Stock,” “First Horizon Series C Preferred Stock” and “First Horizon Series D Preferred Stock,” and collectively, the “New First Horizon Preferred Stock”). In addition, at the Effective Time, each outstanding IBKC depositary share representing a 1/400th interest in a share of the applicable series of IBKC Preferred Stock (other than in respect of dissenting shares of IBKC Preferred Stock) was converted into a First Horizon depositary share representing a 1/400th interest in a share of the applicable series of New First Horizon Preferred Stock.

Pursuant to the terms of the Merger Agreement, at the Effective Time: (1) except as set forth in clause (2), each IBKC equity award granted under IBKC’s equity compensation plans that was outstanding immediately prior to the Effective time accelerated in full and converted into shares of First Horizon Common Stock other than (i) IBKC stock options, which automatically converted into stock options with respect to First Horizon Common Stock and (ii) IBKC equity awards that could be settled only in cash, in each case, after giving effect to the Exchange Ratio and appropriate adjustments to reflect the consummation of the Merger and the terms and conditions applicable to such awards prior to the Effective Time; and (2) each IBKC equity award granted on or after November 3, 2019 and not in violation of the merger agreement that expressly provides for treatment in connection with the occurrence of the effective time that is different from the treatment prescribed in the Merger Agreement as set forth in clause (1) above, or as mutually agreed by the parties and a holder of any IBKC equity award, was converted into an equity award denominated in shares of First Horizon Common Stock, with the number of shares (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

On June 30, 2020, in connection with the consummation of the Merger, First Horizon filed two articles of amendment with the Tennessee Secretary of State for the purpose of amending its restated charter to (1) increase the total number of authorized First Horizon Common Stock from 400,000,000 to 700,000,000 and (2) fix the designations, preferences, limitations and relative rights of each series of the New First Horizon Preferred Stock.

The description of the New First Horizon Preferred Stock under the section of the joint proxy statement/prospectus filed by First Horizon with the Securities and Exchange Commission (the “Commission”) on March 19, 2020 (the “Joint Proxy Statement/Prospectus”) entitled “Description of Rollover First Horizon Preferred Stock” is incorporated herein by reference.

In connection with the issuance of the New First Horizon Preferred Stock, First Horizon entered into three deposit agreements (each, a “Deposit Agreement”), each dated as of July 1, 2020, by and among First Horizon, Equiniti Trust Company, as depository, and the holders from time to time of the depositary receipts described therein. Pursuant to the Deposit Agreements, at the Effective Time, First Horizon issued 3,200,000 depositary shares, each representing a 1/400th interest in a share of First Horizon Series B Preferred Stock, 2,300,000 depositary shares, each representing a 1/400th interest in a share of First Horizon Series C Preferred Stock and 4,000,000 depositary shares, each representing a 1/400th interest in a share of First Horizon Series D Preferred Stock (collectively, the “Depositary Shares”).

The foregoing description of the terms of the New First Horizon Preferred Stock and the Depositary Shares is qualified in its entirety by reference to the full text of the articles of amendment, which is filed as Exhibit 3.2 to this Current Report and incorporated by reference herein, and the Deposit Agreements, which are filed as Exhibits 4.1-4.3 to this Current Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers

Executive Chairman of the Board. At the Effective Time, pursuant to the terms of the Merger Agreement, Daryl G. Byrd, the former Chief Executive Officer of IBKC, was appointed as the Executive Chairman of the Board of Directors of First Horizon and of First Horizon Bank. As previously described in the Joint Proxy Statement/Prospectus, Mr. Byrd has entered into a letter agreement with First Horizon setting forth the terms of his employment with First Horizon following the consummation of the Merger. For a description of Mr. Byrd’s letter agreement and additional information about the arrangements and transactions with respect to Mr. Byrd, see the section in the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of Certain IBKC Directors and Executive Officers in the Merger.” Such description is incorporated by reference into this Current Report.

Principal Operating Officer. Effective upon the consummation of the Merger, Anthony J. Restel, who was the Chief Financial Officer of IBKC and IBERIABANK immediately prior to the consummation of the Merger, was appointed as the Chief Operating Officer of First Horizon and First Horizon Bank. On November 3, 2019, IBKC and IBERIABANK entered into a retention agreement (the “Retention Agreement”) with Mr. Restel. As successors to IBKC and IBERIABANK by merger, First Horizon and First Horizon Bank are required to undertake all obligations, and receive all benefits, of IBKC and IBERIABANK, respectively, under the Retention Agreement. The Retention Agreement provides for the grant of a closing incentive award in the form of a restricted stock award (an “NEO Closing Incentive Award”) in recognition of Mr. Restel’s new role at First Horizon and First Horizon Bank and any corresponding change in his duties and responsibilities, which award was granted on November 18, 2019. As of the Effective Time, Mr. Restel’s NEO Closing Incentive Award, consists of 80,829 First Horizon restricted shares, and will vest in full on July 1, 2021 or, if earlier, upon any termination of employment other than a termination by First Horizon or First Horizon Bank for Just Cause or Mr. Restel’s resignation without Good Reason (each as defined in the Retention Agreement). Mr. Restel’s NEO Closing Incentive Award will be subject to repayment and recovery in full if he materially violates restrictive covenants in the Retention Agreement (as described below). To incentivize Mr. Restel to remain employed with First Horizon and First Horizon Bank following the closing of the Merger, the Retention Agreement also provides that IBKC will guarantee a future payment to him equal to the amount of potential severance payments outlined in his preexisting change in control severance agreement with IBKC (“CIC Severance Agreement”) that he would otherwise have become entitled to in connection with the closing of the Merger. These severance payments will be paid upon Mr. Restel’s future “separation from service” (as contemplated by Section 409A of the Internal Revenue Code of 1986, as amended) from First Horizon and First Horizon Bank. Prior to the closing of the Merger, the compensation committee of the board of directors of IBKC calculated the amount of severance to be paid as if Mr. Restel had resigned immediately following the closing of the Merger. First Horizon is required to credit that gross amount, less any required withholding, within 10 business days following the closing of the Merger, as a deferred compensation balance and such amount will be funded and maintained in a rabbi trust. Mr. Restel’s calculated gross amount was $5,766,017. Mr. Restel will also be entitled to the continuation of the medical and life benefits set forth in his CIC Severance Agreement upon a termination for any reason other than a termination by First Horizon or First Horizon Bank for Just Cause during the Protected Period (as defined in the CIC Severance Agreements). Under his Retention Agreement, Mr. Restel agreed to be bound by certain restrictive covenants, including non-competition and non-solicitation covenants, for the one-year period following the closing date of the Merger. He is also subject to indefinite non-disparagement and confidentiality covenants. The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Agreement, the form of which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

First Horizon Executive Compensation Programs. Mr. Byrd and Mr. Restel will be eligible to participate in all of First Horizon’s executive-level compensatory programs. Additional information concerning First Horizon’s compensatory plans and programs for executive officers is provided in the following previously filed material, which is incorporated into this Item 5.02 by reference: the sections of First Horizon’s proxy statement for the 2020 annual meeting of shareholders (the “2020 Annual Proxy Statement”) captioned “Compensation Discussion and Analysis,” “Recent Compensation,” and “Post-Employment Compensation”; and a description of other compensation and benefit arrangements for executive officers, filed as Exhibit 10.8(g) to First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2019.

Biographical & Other Information. Biographical and other information related to Messrs. Byrd and Restel is provided in Exhibit 99.1 to this Current Report, which information is incorporated herein by reference. There are no transactions in which Mr. Byrd or Mr. Restel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

First Horizon Executive Officers after the Merger. Starting at the Effective Time, the executive officers of First Horizon are as follows:

Name	Executive Position
Daryl G. Byrd	Executive Chairman of the Board
D. Bryan Jordan	Chief Executive Officer
William C. Losch III	Chief Financial Officer
Michael J. Brown	President—Regional Banking

Name	Executive Position
David T. Popwell	President—Specialty Banking
Anthony J. Restel	Chief Operating Officer
Susan L. Springfield	Chief Credit Officer
Terry L. Akins	Chief Risk Officer
Tammy S. LoCascio	Chief Human Resources Officer
Elizabeth A. Ardoin	Chief Communications Officer
Jeff L. Fleming	Chief Accounting Officer

Directors

Departures. At the Effective Time, as previously disclosed in the 2020 Proxy Statement, Mark A. Emkes, Corydon J. Gilchrist and Luke Yancy III (the “Resigning Directors”) resigned as members of the Board of Directors of First Horizon and First Horizon Bank. The resignations of the Resigning Directors were not the result, in whole or in part, of any disagreement with First Horizon or First Horizon’s management.

Election of New Directors. At the Effective Time, in accordance with the Merger Agreement, the Board of Directors of First Horizon amended First Horizon’s bylaws to, among other things, expand the size of the Board to seventeen (17) persons. To fill the eight vacancies created by such amendment and the resignations mentioned above, the following individuals, each of whom was a member of the Board of Directors of IBKC immediately prior to the consummation of the Merger, were elected to the Board of Directors of First Horizon and of First Horizon Bank: Harry V. Barton, Jr.; Daryl G. Byrd; John N. Casbon; William H. Fenstermaker; J. Michael Kemp, Sr.; Rick E. Maples; E. Stewart Shea, III; and Rosa Sugrañes (collectively, the “New Directors”).

Other than the Merger Agreement, and in the case of Mr. Byrd, his letter agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical & Other Information. Biographical and other information related to the New Directors is provided in Exhibit 99.1 to this Current Report, which information is incorporated herein by reference.

Based on its review and the application of categorical standards, as discussed in the 2020 Proxy Statement, First Horizon’s Board of Directors has determined that each of the New Directors, other than Mr. Byrd, is independent under New York Stock Exchange listing standards.

Board Committee Assignments after the Merger. Starting at the Effective Time, the major committees of the Board of Directors of First Horizon will be comprised of the following members:

●	The Audit Committee is chaired by Vicki R. Palmer and also includes Harry V. Barton, Jr., Kenneth A. Burdick, Wendy P. Davidson, J. Michael Kemp, Jr., Cecelia D. Stewart and Rosa Sugrañes.

●	The Compensation Committee is chaired by Rick E. Maples and also includes Kenneth A. Burdick, John N. Casbon, Vicki R. Palmer, Colin V. Reed and E. Stewart Shea, III.

●	The Executive & Risk Committee is chaired by William H. Fenstermaker and also includes Daryl G. Byrd, John N. Casbon, John C. Compton, D. Bryan Jordan, Rick E. Maples, Vicki R. Palmer, Colin V. Reed and R. Eugene Taylor.
●	The Information Technology Committee is chaired by Cecelia D. Stewart and also includes Harry V. Barton, Wendy P. Davidson, J. Michael Kemp, Jr., Rajesh Subramaniam and Rosa Sugrañes.
●	The Nominating & Corporate Governance Committee is chaired by John C. Compton and also includes Kenneth A. Burdick, William H. Fenstermaker, J. Michael Kemp, Jr., Stewart Shea, III and Rajesh Subramaniam.

Director Compensation. Each New Director (other than Mr. Byrd, who will be compensated as an executive officer) will be eligible to participate in all plans and programs applicable to non-employee directors of First Horizon. Additional information concerning First Horizon’s compensatory plans and programs for non-employee directors is provided in the following previously filed material, which is incorporated into this Item 5.02 by reference: the section of the 2020 Proxy Statement captioned “Director Compensation”; and a description of other compensation and benefit arrangements for executive officers, filed as Exhibit 10.8(b) to First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2019. However, certain exceptions will apply to the New Directors (other than Mr. Byrd) for the 2020-21 director pay year: (1) the RSU portion of the annual base retainer will not be granted for the 2020-21 pay year, in recognition of the fact that, earlier in 2020, IBKC granted regular annual stock awards to its non-employee directors in accordance with its usual practices; (2) the cash portion of the annual base retainer for 2020-21, which is paid quarterly, will consist of three quarters of the full-year amount, to commence with the July-September 2020 quarter; and (3) the additional retainers for 2020-21, which are paid quarterly based on committee and other assignments, will consist of three quarters of the full-year amount, to commence with the July-September 2020 quarter. At the Effective Time, First Horizon assumed the remaining authorized but unused share reserve available under the IBERIABANK Corporation 2019 Stock Incentive Plan (adjusted to relate to First Horizon Common Stock based on the Exchange Ratio) for use in connection with future grants to former IBKC employees and directors who continue to be employed by, or serve on the board of, First Horizon.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information set forth under Item 3.03 of this Current Report is incorporated herein by reference.

Effective July 1, 2020, at the Effective Time and in accordance with the Merger Agreement, the bylaws of First Horizon were amended and restated to reflect certain governance matters (the “Amended and Restated Bylaws”). The changes to the bylaws of First Horizon, as required by the Merger Agreement, have been previously described in the section of the Joint Proxy Statement/Prospectus entitled “The Merger—Governance of the Combined Company After the Merger,” which description is incorporated herein by reference. Additional non-substantive amendments also were made to facilitate and support the required amendments, such as adding references to “Executive Chairman of the Board” and updating section cross-references. The full text of the Amended and Restated Bylaws is filed as Exhibit 3.3 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 2, 2020, First Horizon and IBKC issued a joint press release announcing the completion of the Merger, a copy of which is furnished as Exhibit 99.2 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a)         Financial statements of business acquired

The financial statements of IBKC required by Item 9.01(a) of Form 8-K will be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b)         Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)         Exhibits

The following exhibits are filed as part of this Current Report:

Exhibit No.	Description of Filed Exhibit
2.1	Agreement and Plan of Merger, dated as of November 3, 2019, by and between First Horizon National Corporation and IBERIABANK Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of First Horizon National Corporation, filed November 7, 2019)
3.1	Articles of Amendment of First Horizon National Corporation—Authorized Common Stock
3.2	Articles of Amendment of First Horizon National Corporation—Preferred Stock
3.3	Amended and Restated Bylaws of First Horizon National Corporation, dated as of July 1, 2020
4.1	Deposit Agreement, dated as of July 1, 2020, by and among First Horizon National Corporation, Equiniti Trust Company, as depository, and the holders from time to time of the depositary receipts described therein
4.2	Deposit Agreement, dated as of July 1, 2020, by and among First Horizon National Corporation, Equiniti Trust Company, as depository, and the holders from time to time of the depositary receipts described therein
4.3	Deposit Agreement, dated as of July 1, 2020, by and among First Horizon National Corporation, Equiniti Trust Company, as depository, and the holders from time to time of the depositary receipts described therein
4.4	Form of Depositary Receipt—Series B (included as part of Exhibit 4.1)
4.5	Form of Depositary Receipt—Series C (included as part of Exhibit 4.2)
4.6	Form of Depositary Receipt—Series D (included as part of Exhibit 4.3)
4.7	First Horizon agrees to furnish to the Commission upon request a copy of each instrument defining the long-term debt of First Horizon and its consolidated subsidiaries
10.1	Retention Agreement of Anthony J. Restel, dated November 3, 2019
99.1	Biographical information concerning newly elected directors and Anthony J. Restel
104	Cover Page Interactive Data File (formatted as inline XBRL document)

In addition, furnished as Exhibit 99.2 is a copy of the First Horizon and IBKC joint press release, which was issued today.

Exhibit No.	Description of Furnished Exhibit
99.2	Joint Press Release, dated July 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: July 2, 2020	By:	/s / Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary